UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2016

TubeMogul, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36543	51-0633881
(Commission File Number)	(IRS Employer Identification No.)

1250 53rd Street, Suite 2 Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 653-0126

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On November 10, 2016, TubeMogul, Inc., a Delaware corporation (the “Company” or “TubeMogul”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Adobe Systems Incorporated, a Delaware corporation (“Parent”), and Tiger Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement was approved by all members of the Company’s Board of Directors (the “Board”) on November 8, 2016.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence a tender offer (the “Offer”) to acquire all of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Shares”), at a purchase price of $14.00 per Share, net to the seller in cash, without interest, subject to any required withholding of taxes (the “Offer Price”). The Offer is not subject to any financing condition.

The Offer will initially remain open for 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, Merger Sub may, and if requested by the Company, will, extend and re-extend the expiration time of the Offer (the “Expiration Time”) to permit the satisfaction of all Offer conditions, subject to certain specified circumstances in the Merger Agreement. In no event is Merger Sub required to extend the Offer beyond May 8, 2017.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including among others: (i) that, at the then effective Expiration Date, the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer (without regard to Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) represents at least a majority of the issued and outstanding Shares (assuming the exercise of all outstanding stock options and the issuance of all Shares that the Company is obligated to issue thereon), (ii) the expiration or termination of any waiting period (and extensions thereof) applicable to the purchase of Shares pursuant to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any judgment issued by a court of competent jursidiction or by a governmental authority, or any law or other legal restraint or prohibition that would make the Offer or the Merger (as defined below) illegal or otherwise prevent the consummation of the Offer or the Merger (as defined below), (iv) there not having been a material adverse effect on the Company following the date of the Merger Agreement that is continuing or any event that would reasonably be expected to have such a material adverse effect, (v) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary exceptions, (vi) the Company’s material compliance with its covenants contained in the Merger Agreement and (vii) other customary conditions.

Following the consummation of the Offer, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), without a meeting or vote of the Company’s stockholders. The Merger will be effected as soon as practicable following the acceptance for payment by Merger Sub of the Shares validly tendered and not properly withdrawn pursuant to the Offer (the “Offer Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company as treasury stock and Shares owned by Merger Sub, Parent or any wholly owned subsidiary of Parent or the Company immediately prior to the Effective Time, and Shares owned by a holder who has properly demanded appraisal for such Shares under Section 262 of the DGCL) will automatically be converted into the right to receive the Offer Price (the “Merger Consideration”). In addition, at the Effective Time, as a result of the Merger (i) all options to purchase the Company’s common stock that are outstanding, unexercised and vested (or required to vest as a result of the Merger) and held by employees of the Company and all options held by non-employees, whether vested or unvested, will terminate and be cancelled and automatically converted into the right to receive, in exchange for the cancellation of such options, a net amount in cash equal to (A) the product of (1) the aggregate number of Shares subject to such option multiplied by (2) the excess, if any, of the Merger Consideration over the applicable exercise price per Share otherwise issuable upon exercise of such option, less (B) any applicable withholdings for taxes, (ii) all of the Company’s outstanding restricted stock units that are held by employees of the Company and vested (or required to vest as a result of the Merger) and unsettled at the Effective Time, and all RSUs held by non-employees, whether vested or unvested, will terminate and be cancelled and automatically converted into the right to receive an amount equal to the product of (x) the total number of Shares issuable in settlement of the RSU immediately prior to the Effective Time (taking into account any acceleration of vesting), multiplied by (y) the Merger Consideration, less any applicable withholding for taxes, (iii) (xx) each Option that is outstanding, unexercised, has an exercise price per share that is less than the Merger Consideration and is not vested (or required to vest as a result of the Merger) (an “Unvested In-the-Money Option”) and is held by a current employee of the Company as of immediately prior to the Effective Time and (yy) each RSU that is outstanding and is not vested (or required to vest as a result of the Merger) and is held by a current employee of the Company as of immediately prior to the Effective Time (each, an “Unvested RSU”), shall, in the case of each of clauses “(xx)” and “(yy),” be assumed or replaced and become (A) in the case of each such Unvested In-the-Money Option, a stock option to purchase shares of the Common Stock, par value $0.0001 per share, of Parent (“Parent Common Stock”) and (B) in the case of each Unvested RSU, a restricted stock unit in respect of shares of Parent Common Stock. Notwithstanding the foregoing, if the exercise price per Share of any option equals or exceeds the Merger Consideration, effective as of the Effective Time, such option shall automatically be cancelled, without any consideration being payable in respect thereof, and have no further force or effect.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated. Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course of business in all material respects and has agreed to certain other customary restrictions on its operations, as set forth more fully in the Merger Agreement.

Prior to the Offer Acceptance Time, the Company is subject to restrictions on its ability to provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative acquisition proposal, subject to a customary “fiduciary out” provision that allows the Company, under certain circumstances, to provide information to and participate in discussions or negotiations with third parties if the Board has determined in good faith (after receiving the advice of its financial advisor and outside counsel) that such unsolicited alternative acquisition proposal is or could reasonably be expected to result in or lead to, a Superior Proposal. A “Superior Proposal” is a bona fide written acquisition proposal, not solicited in violation of the “no-shop” restrictions, that the Board determines in its good faith judgment (after receipt of the advice of its financial advisor and outside counsel), taking into account all relevant factors, including the price, form of consideration, closing conditions and all legal, regulatory and financial aspects thereof, among other factors, (1) would, if consummated, result in a transaction that is more favorable to the Company’s stockholders from a financial point of view than the Offer, the Merger and the other transactions contemplated by the Merger Agreement (including the terms of any proposal by Parent to modify the terms of the transactions contemplated by the Merger Agreement) and (2) is reasonably capable of being completed on the terms proposed.

Prior to the Offer Acceptance Time, the Board may, among other things, (1) withdraw or change its recommendation that the Company’s stockholders tender their Shares in the Offer or (2) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a period following notice.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (1) the Company to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal, (2) Parent to terminate the Merger Agreement as a result of the Board changing its recommendation to the Company’s stockholders with respect to the Offer and (3) the Company to terminate the Merger Agreement if the conditions have been satisfied and Merger Sub has failed to accept for purchase all of the Shares validly tendered as of the expiration of the Offer. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $21 million.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. Such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company between the date of the Company’s Annual Report on Form 10-K filed on March 10, 2016 and the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

Support Agreements

In connection with the Offer and Merger, and concurrently with entering into the Merger Agreement, Parent and Merger Sub entered into Tender and Support Agreements, dated as of November 10, 2016 (the “Support Agreements”), with Trinity Ventures X, L.P., Trinity X Side-By-Side Fund, L.P., Trinity X Entrepreneurs’ Fund L.P. and each of the directors and certain officers of the Company (each, a “Supporting Stockholder”), solely in their respective capacities as stockholders of the Company. The Support Agreements obligate the Supporting Stockholders to tender their Shares in the Offer and otherwise support the transactions contemplated by the Merger Agreement. The Supporting Stockholders beneficially owned, as of November 9, 2016, 6,888,463 Shares (including Shares deemed to be beneficially owned in accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended), which represent approximately 18.20 % of the outstanding Shares and all additional Shares that are deemed outstanding for purposes of calculating each such Support Stockholders’ percentage ownership as of November 9, 2016, in accordance with Rule 13d-3(d)(1)(i).

The Support Agreements terminate in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreements, a form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2016, the Board amended and restated the Company’s Restated Bylaws, as previously amended (the “Bylaws”), by adding a new Article VIII to the Bylaws.

Section 8.1 of Article VIII provides that, unless the Company consents in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, if such other court does not have jurisdiction, the United States District Court for the District of Delaware; either, a “Chosen Court”) shall be the sole and exclusive forum for any and all internal corporate claims, including (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any stockholder, director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim pursuant to or under any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Company’s certificate of incorporation or Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine.

Section 8.2 of Article VIII provides that, “to the fullest extent permitted by law, in the event that (A) any current or former stockholder of the corporation acting as such (“Claiming Party”) initiates, joins or asserts any action in a court, tribunal or other arbitral or judicial body, in each case other than in a Chosen Court (an “Extra-Forum Claim”), or offers substantial assistance to, or has a direct financial interest in (other than simply in such person’s capacity as a stockholder of the corporation), any Extra-Forum Claim against the Company and/or any current or former director, officer, employee or agent of the Company (collectively, an “Aligned Party”), (B) the Company does not consent in writing to waive applicability of this bylaw to a specified Extra-Forum Claim and (C) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Extra-Forum Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the Company and any such Aligned Party the greatest amount permitted by law of all fees, costs and expenses of every kind and description (including but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with such Extra-Forum Claim.”

Item 8.01 Other Events.

On November 10, 2016, Parent and the Company issued a press release announcing the entry into the Merger Agreement, a copy of which is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger among Adobe Systems Incorporated, a Delaware corporation, Tiger Acquisition Corporation, a Delaware corporation and TubeMogul, Inc., a Delaware corporation, dated November 10, 2016*

3.1	Amendment to Bylaws

99.1	Form of Tender and Support Agreement by and among Adobe Systems Incorporated, a Delaware corporation, Tiger Acquisition Corporation, a Delaware corporation and certain stockholders of the Company, dated November 10, 2016

99.2	Press Release issued by Adobe and TubeMogul on November 10, 2016

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. TubeMogul, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

Additional Information and Where to Find It

The Offer described in this communication has not yet commenced and this communication is not a recommendation or an offer to purchase or a solicitation of an offer to sell shares of common stock of TubeMogul. At the time the Offer is commenced, Merger Sub will file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO, containing an offer to purchase, form of letter of transmittal and related tender offer documents, and the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the Offer. Merger Sub and the Company intend to mail these documents to the stockholders of the Company. These documents, as they may be amended from time to time, will contain important information about the tender offer and stockholders of the Company are urged to read them carefully when they become available. Stockholders of the Company will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov. In addition, the Solicitation/Recommendation Statement and the other documents filed by the Company with the SEC will be made available to all stockholders of the Company free of charge at http://investor.tubemogul.com.

Cautionary Notice Regarding Forward-Looking Statements

All statements in this communication that are not statements of historical fact are forward looking statements. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. These statements involve risks and uncertainties that could cause TubeMogul’s actual results to differ materially from those expressed or implied in forward-looking statements, including, but not limited to: (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of TubeMogul’s stockholders that will support the proposed transaction and tender their shares in the offer; (iv) the possibility that competing offers or acquisition proposals for TubeMogul will be made; (v) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require TubeMogul to pay a termination fee or other expenses; (vii) the effect of the announcement or pendency of the proposed transaction on TubeMogul’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and partners and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from TubeMogul’s ongoing business operations; (ix) the risk that unexpected costs will be incurred in connection with the proposed transaction; (x) changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; (xi) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability and (xii) other factors as set forth from time to time in TubeMogul’s filings with the Securities and Exchange Commission, which are available on TubeMogul’s investor relations Web site (http://investor.tubemogul.com) and on the SEC’s Web site (www.sec.gov). All information provided in this communication is as of the date hereof, and stockholders of TubeMogul are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date such statements are made. TubeMogul does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this communication, or to reflect the occurrence of unanticipated events, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUBEMOGUL, INC.

Date: November 10, 2016	By:	/s/ Ron Will
Ron Will
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

2.1	Agreement and Plan of Merger among Adobe Systems Incorporated, a Delaware corporation, Tiger Acquisition Corporation, a Delaware corporation and TubeMogul, Inc., a Delaware corporation, dated November 10, 2016*

3.1	Amendment to Bylaws

99.1	Form of Tender and Support Agreement by and among Adobe Systems Incorporated, a Delaware corporation, Tiger Acquisition Corporation, a Delaware corporation and certain stockholders of the Company, dated November 10, 2016

99.2	Press Release issued by Adobe and TubeMogul on November 10, 2016

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. TubeMogul, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.